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                                  EXHIBIT 10.29



                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       OF
                                   BICCGENERAL



                                 Effective As Of
                                 January 1, 2000


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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                 OF BICCGENERAL


                                  INTRODUCTION
                                  ------------

This Supplemental Executive Retirement Plan for eligible executives of General
Cable Corporation, trading as BICCGeneral (hereinafter referred to as "BICCGeneral"), has been adopted by the Board of Directors of BICCGeneral to be applicable on and after January 1, 2000. The purpose of this Supplemental
Executive Retirement Plan is to provide supplemental retirement benefits to certain employees of BICCGeneral in addition to the benefits that may be provided to such employees under other retirement plans maintained by BICCGeneral. This Plan is also designed to retain executive level personnel.

This Supplemental Executive Retirement Plan is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA. All benefits payable under this Plan shall be paid from the general assets of BICCGeneral.


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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                 OF BICCGENERAL

                                TABLE OF CONTENTS

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
ARTICLE I.        DEFINITIONS.............................................................................     1

ARTICLE II.       PARTICIPATION...........................................................................     4
                  2.01     Participation..................................................................     4
                  2.02     Termination of Participation...................................................     4

ARTICLE III.      AMOUNT AND PAYMENT OF SUPPLEMENTAL PENSION BENEFITS.....................................     5
                  3.01     Supplemental Pension Benefit...................................................     5
                  3.02     Early Retirement...............................................................     6
                  3.03     Disability.....................................................................     6
                  3.04     Death Benefits.................................................................     7
                  3.05     Payment of Benefits............................................................     8
                  3.06     Cash Out of Small Benefits.....................................................     9
                  3.07     Forfeiture.....................................................................     9
                  3.08     Source of Benefits.............................................................    10
                  3.09     Restoration to Service.........................................................    10
                  3.10     Receipt and Release............................................................    10

ARTICLE IV.       GENERAL PROVISIONS......................................................................    11
                  4.01     Administration.................................................................    11
                  4.02     Funding  ......................................................................    11
                  4.03     No Contract of Employment......................................................    12
                  4.04     Withholding Taxes..............................................................    12
                  4.05     Nonalienation..................................................................    12
                  4.06     Payment to Minors, Others......................................................    12
                  4.07     Furnishing of Information......................................................    13
                  4.08     Effect on Other Plans..........................................................    13
                  4.09     Indemnification................................................................    13
                  4.10     Claims Procedure...............................................................    13
                  4.11     Construction...................................................................    13
                  4.12     Change in Control..............................................................    14

ARTICLE V.        AMENDMENT OR TERMINATION................................................................    16

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                                                                          Page 1

                              ARTICLE I DEFINITIONS
                              ---------------------

1.01 "ADMINISTRATIVE COMMITTEE" shall mean the person or persons appointed by the Board to administer and supervise the Plan as provided in
         Article IV. In the absence of such appointment, the Compensation Committee shall serve as the Administrative Committee.

1.02 "BENEFICIARY" shall mean the beneficiary designated by a Participant in the time and manner determined by the Administrative Committee. If the Participant fails to designate a beneficiary, or if his beneficiary predeceased him, his beneficiary shall be his spouse or, if none, his children in equal shares. If no beneficiary survives the Participant, his beneficiary shall be his estate.

1.02 "BOARD" shall mean the Board of Directors of General Cable Corporation ("BICCGeneral").

1.03 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.04 "COMPENSATION" shall have the same meaning as set forth in the General Cable Corporation Retirement and Savings Plan ("GCC Savings Plan") except as otherwise provided herein. Compensation shall include: (i) base salary, (ii) cash incentive bonuses payable under the Employer's annual incentive plan, (iii) other forms of incentive bonuses (including lump-sum merit, performance pay, mid-term and long-term incentive, and key employee transaction bonuses); (iv) amounts deferred under Code Sections 401(k) and 125; and (v) amounts deferred under the General Cable Corporation Deferred Compensation Plan. Compensation shall not be limited by: (i) the $7,500 limitation on other incentive bonuses as stated in Section 1.13(a)(5) of the General Cable Corporation Retirement and Savings Plan; or (ii) the indexed limitation on compensation required under Code.

1.05 "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board of Directors.

1.06 "CREDITED SERVICE" shall mean the number of years and months of a Participant's most recent period of consecutive employment with the Employer ending on the date the Participant retires or otherwise terminates his employment with the Employer. Solely for purposes of determining the amount of a Participant's Supplemental Pension Benefit, a Participant's Credited Service shall also include: (i) service with a company other than the Employer as identified in Exhibit I, (ii)


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                                                                          Page 2

         with respect to Executive Officers, service as the Compensation Committee, in its sole discretion, shall determine; and (iii) with respect to all other Participants, service as the Chief Executive Officer, in his sole discretion, shall determine.

1.07     "EFFECTIVE DATE" shall mean January 1, 2000.

1.08     "EMPLOYEE" shall mean an individual employed by the Employer.

1.08 "EMPLOYER" shall mean General Cable Corporation or any predecessor or successor by merger, purchase or otherwise, and any subsidiary of General Cable Corporation.

1.09 "EQUIVALENT ACTUARIAL VALUE" shall mean the equivalent value when computed on the basis of such rates, tables and factors as the Compensation Committee shall determine upon the advice of an actuary appointed by the Compensation Committee.

1.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.11 "EXECUTIVE OFFICER" shall mean the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel.

1.11 "FINAL AVERAGE COMPENSATION" shall mean a Participant's annual Compensation during the three consecutive calendar years in which it is highest over the last five years of his employment with the Employer immediately preceding his retirement or other termination of employment affording the highest average. For purposes of this Section, any bonus payment shall be considered Compensation in the year in which it represents taxable income to the Employee.

1.12 "NORMAL RETIREMENT DATE" shall mean the first day of the calendar month coincident with or immediately following the earlier of the date the
         Participant: (i) attains age 65 and completes ten years of Credited Service or (ii) completes 30 years of Credited Service.

1.13 "PARTICIPANT" shall mean any person participating in the Plan as provided in Article II of this Plan.

1.14 "PENSION PLAN" shall mean any defined benefit plans which meet the requirements of a qualified plan under Section 401(a) of the Code which may be maintained from time to time by the Employer. The term Pension Plan shall also include any defined benefit plan which meets the requirements of a qualified plan under Section 401(a) of the Code which is (or was) maintained by a Participant's


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                                                                          Page 3

         prior employer if any service with such prior employer is deemed Credited Service under Section 1.06.

1.15     "PLAN" shall mean the Supplemental Executive Retirement Plan of
         BICCGeneral.

1.16 "SAVINGS PLAN" shall mean any defined contribution plans which meet the requirements of a qualified plan under Section 401(a) of the Code which may be maintained from time to time by the Employer. The term Savings Plan shall also include any defined contribution plan which meets the requirements of a qualified plan under Section 401(a) of the Code which is (or was) maintained by a Participant's prior employer if any service with such prior employer is deemed Credited Service under Section 1.06.

1.17 "SOCIAL SECURITY BENEFIT" shall mean the annual old-age insurance benefit the Participant is entitled to receive under Title II of the Social Security Act as in effect on the date he retires or otherwise terminates his employment, or would be entitled to receive if he did not disqualify himself from receiving a Social Security Benefit by entering into covered employment or for any other reason. In the case of a Participant who retires or otherwise terminates employment with the Employer prior to being eligible for an unreduced old-age benefit under Title II of the Social Security Act, the Social Security Benefit shall be computed on the assumption that the Participant will continue to receive compensation at the same rate as in effect on his retirement or termination of employment until the date he could first retire with the right to an unreduced old-age benefit.

1.18     "SUPPLEMENTAL PENSION BENEFIT" shall mean the amount determined under
         Section 3.01 of the Plan.


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                                                                          Page 4

                            ARTICLE II PARTICIPATION
                            ------------------------

2.01     PARTICIPATION

         An Employee shall become a Participant in this Plan provided that he or she is: (i) an Executive Officer, or (ii) a United States-based executive selected by the Chief Executive Officer for participation in this Plan.

2.02     TERMINATION OF PARTICIPATION

         A Participant's participation in the Plan shall terminate on the date he or she terminates his employment with the Employer unless the Participant is entitled to a benefit under the Plan. If a Participant is entitled to a benefit under the Plan, his or her participation in the Plan shall terminate when the benefit is distributed to him.


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                                                                          Page 5

ARTICLE III  AMOUNT AND PAYMENT OF SUPPLEMENTAL PENSION BENEFITS
----------------------------------------------------------------

3.01     SUPPLEMENTAL PENSION BENEFIT

         A Participant who retires or otherwise terminates his employment on or after his Normal Retirement Date shall receive an annual benefit for the life of the Participant equal to the excess, if any, of:

         (a) 2.5% of the Participant's Final Average Compensation multiplied by his years of Credited Service up to a maximum of 20 years;
                                   reduced by

         (b)      the sum of:

                  (i) the annual amount of a single life annuity payable as of the Participant's retirement or other termination of employment which is of Equivalent Actuarial Value to the Participant's accrued benefit under the Pension Plan determined as of the Participant's retirement or other termination of employment;

                  (ii) the annual amount of a single life annuity payable as of the Participant's retirement or other termination of employment which is of Equivalent Actuarial Value to the value of the Participant's accounts under the Savings Plan attributable to contributions made by the Employer (other than pre-tax contributions to a qualified cash or deferred arrangement under Section 401(k) of the Code made by the Employer on behalf of the Participant) determined as of the Participant's retirement or other termination of employment;

                  (iii) the Equivalent Actuarial Value determined as of the Participant's retirement or other termination of employment of 50% of the Participant's annual Social Security Benefit; and

                  (iv) the Equivalent Actuarial Value, determined as of the Participant's retirement or other termination of employment, of the Employer-provided portion of any annual benefit provided under a nonqualified retirement plan or program. Such program shall include but is not limited to, the General Cable Corporation Benefit Equalization Plan.

         The Participant's accrued benefit under the Pension Plan, the value of his accounts under the Savings Plan, the amount of his Social Security Benefit and any determination which may be required under Section 3.01(b)(iv) of the Plan


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                                                                          Page 5

         shall be determined as of the first day of the month coincident with or immediately following the Participant's retirement or other termination of employment.

3.02     EARLY RETIREMENT

         (a) If a Participant who has not reached his Normal Retirement Date but who, prior to his termination of employment from the Employer, has reached his 60th birthday and has completed ten years of Credited Service with the Employer, may, with the consent of the Administrative Committee, retire from service and receive an early retirement Supplemental Pension Benefit following the Administrative Committee's approval of his retirement.

         (b) The early retirement Supplemental Pension Benefit shall be a deferred Supplemental Pension Benefit beginning on the Participant's Normal Retirement Date and shall be equal to his Supplemental Pension Benefit determined under Section 3.01. However, the Participant may elect to receive an early retirement Supplemental Pension Benefit beginning on the first day of any calendar month before his Normal Retirement Date and after the Administrative Committee's approval of his retirement. In that case, the Participant's Supplemental Pension Benefit shall be determined in accordance with the provisions of Section 3.01; provided, however, that the amount determined under Section 3.01(a) shall be reduced by five-twelfths of one percent for each month by which the date the Participant's early retirement Supplemental Pension Benefit precedes his Normal Retirement Date.

3.03     DISABILITY

         (a) A Participant who has completed at least 10 years of Credited Service with the Employer and who ceases to be employed by the Employer on account of disability as defined in the Employer's long-term disability plan shall continue to be credited with Credited Service but only if he is eligible for and continuously receiving disability benefits under the Employer's long-term disability plan. There shall also be included in his Credited Service any applicable waiting period for disability benefits under the Employer's long-term disability plan; provided that after expiration of such period the Participant becomes entitled to such disability benefits. Upon attaining age 65 the Participant shall be entitled to a disability Supplemental Pension Benefit in an amount provided in paragraph (b) below. A Participant's disability Supplemental Pension Benefit shall commence on the Participant's Normal Retirement Date or, if later, the first day of the month on or immediately after the date he ceases, because of retirement or otherwise, to be eligible for payments under the Employer's long-term disability plan.


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                                                                          Page 7

         (b) The Participant's disability Supplemental Pension Benefit shall be determined under Section 3.01 as in effect on the date the Participant's disability Supplemental Pension Benefit commences, based on his Final Average Compensation at the time he ceased employment on account of disability, and his Credited Service under Section 1.06 and paragraph (a) above.

         (c) If the Participant's disability benefits under the Employer's long-term disability plan are discontinued prior to his Normal Retirement Date and he is not restored to service with the Employer, he shall be entitled to retire and receive an early Supplemental Pension Benefit under Section 3.02 as of the first day of the calendar month immediately after such discontinuance if at the date he ceased to be disabled he had completed ten years of Credited Service with the Employer and he had attained age 60. The Participant's Supplemental Pension Benefit shall be computed on the basis of his Final Average Compensation at the time he ceased employment on account of disability, his Credited Service under Section 1.06 and paragraph (a) above at the date he ceases to be disabled, and the benefit formula in effect on the date he ceases to be disabled.

3.04     DEATH BENEFITS

         (a) If a Participant eligible for a Supplemental Pension Benefit dies prior to his termination of employment with the Employer, or after he terminates his employment with the Employer but before payment of his Supplemental Pension Benefit begins, his Beneficiary shall receive a Supplemental Pension Benefit. The Supplemental Pension Benefit shall be paid in equal monthly installments beginning the first day of the month following the Participant's death and shall be equal to the excess of:

                  (i) the amount determined under Section 3.01(a) as of the date of his death, reduced by

                  (ii) the amount determined under Section 3.01(b) as of the date of his death.

         The Supplemental Pension Benefit shall be paid for a period of 120 months. If the Participant's Beneficiary dies prior to receiving 120 monthly payments, any remaining payments shall be made to the Beneficiary's estate.

         (b) If a Participant dies after payment of his Supplemental Pension Benefit begins, his Beneficiary shall receive the benefit, if any, provided in the event of the Participant's death under the optional form of benefit in which the Participant's Supplemental Pension Benefit was paid.

3.05     PAYMENT OF BENEFITS

         (a) Unless the Participant elects an optional form of payment under Section 3.05(b), a Participant's Supplemental Pension Benefit shall be paid to him in monthly installments ending with the last monthly payment before his death.

         (b) A Participant may elect to convert the Supplemental Pension Benefit otherwise payable to him into an optional benefit of Equivalent Actuarial Value as provided in one of the following optional forms:

                  Option 1 - Joint and 100% Survivor Annuity

                  A modified Supplemental Pension Benefit payable during the Participant's life, and after his death payable during the life of, and to, the Beneficiary named by him when he elects the option.

                  Option 2 - Joint and 50% Survivor Annuity

                  A modified Supplemental Pension Benefit payable during the Participant's life, and after his death payable at one-half of the rate of his modified Supplemental Pension Benefit during the life of, and to, the Beneficiary named by him when he elected the option.

                  Option 3 - Ten Year Certain and Life

                  A modified Supplemental Pension Benefit payable during the Participant's life; provided, however, if the Participant dies before receiving 120 monthly payments, the remaining balance of those 120 monthly payments shall be paid to the Beneficiary named by him when he elected the option. If the Beneficiary does not survive to the end of the 120-month period, a lump sum payment of Equivalent Actuarial Value shall be paid to the estate of the last to survive of the Participant and the Beneficiary.

                  Option 4 - Three Annual Installments

                  A modified Supplemental Pension Benefit payable in equal amounts on the first day of the month coincident with or next following the Participant's termination of employment with the Employee and on the second and third anniversaries of that date. If the Participant dies prior to receiving all three annual installments, any remaining installments shall be paid to his Beneficiary.

                  Option 5 - Single Sum


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                                                                          Page 9

                  A single sum payment; provided, however, that the Administrative Committee, in its sole discretion, approves of such payment. If the Administrative Committee does not grant approval of a single sum payment, the Participant shall make an election to receive benefits in any one of the forms otherwise permitted in this Section 3.05.

         (c) The Participant shall make his election by filing the appropriate form with the Administrative Committee no later than December 31 of the calendar year which is at least two calendar years prior to the calendar year in which the Participant terminates his employment with the Employer. Any election made under this Section may be revoked in writing by the Participant provided his written revocation is received by the Administrative Committee no later than December 31 of the calendar year which is at least two calendar years prior to the calendar year in which the Participant terminates his employment with the Employer.

3.06     CASH OUT OF SMALL BENEFITS

         Notwithstanding anything in this Plan to the contrary, if upon retirement, other termination of employment, or death:

         (a) the single sum Equivalent Actuarial Value of the Participant's Supplemental Pension Benefit is $10,000 or less; or

         (b) the monthly Supplemental Pension Benefit payable to the Participant is $100 or less;

         his Supplemental Pension Benefit will be paid in a single sum. Any payments to be made under this Section will be made as soon as practicable following the Participant's retirement, other termination of employment or death.

3.07     FORFEITURE

         Notwithstanding anything in this Plan to the contrary, if the Participant's employment with the Employer shall terminate prior to the attainment of Early Retirement or Normal Retirement Age as described above, and if such termination is not due to death or disability, all benefits that would otherwise be payable under this Plan shall be forfeited. If a Participant's employment with the Employer shall terminate prior to completion of five year of Credited Service with the Employer (exclusive of any Credited Service which relates to service with a prior employer), all benefits that would otherwise be payable under this Plan shall be forfeited. The application of this provision may be waived by the Chief Executive Officer; provided, however, that any waiver on behalf of an Executive Officer is subject to the consent of the Compensation Committee.


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                                                                         Page 10

3.08     SOURCE OF BENEFITS

         Supplemental Pension Benefits shall be payable only from the general assets of the Employer. However, the Employer may establish a grantor trust as provided in Section 4.02 to hold assets adequate to pay benefit obligations hereunder.

3.09     RESTORATION TO SERVICE

         If a Participant who retired or whose employment was otherwise terminated is restored to employment with the Employer, any payments of a Supplemental Pension Benefit under this Plan shall cease. Upon his subsequent retirement or termination of employment with the Employer and his again becoming entitled to receive a Supplemental Pension Benefit, his Supplemental Pension Benefit shall be recomputed in accordance with the provisions of this Article. Any recomputed Supplemental Pension Benefit shall be reduced by the Equivalent Actuarial Value of any Supplemental Pension Benefit payments the Participant has previously received.

3.10     RECEIPT AND RELEASE

         Any final payment or distribution to a Participant or Beneficiary or their legal representative shall be in full satisfaction of all claims against the Plan, the Administrative Committee, the Compensation Committee, the Board and the Employer. The Administrative Committee may, in its sole discretion, require a Participant, or Beneficiary or their legal representative to execute a receipt and release, in such form as the Administrative Committee may determine, upon final payment of all claims or distributions under the Plan, or a receipt to the extent of any partial payment or distribution, as a condition of receiving such payment or distribution.


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                                                                         Page 11

                          ARTICLE IV GENERAL PROVISIONS
                          -----------------------------

4.01     ADMINISTRATION

         The administration of the Plan, the exclusive power to interpret it and to establish rules and regulations for its administration, and the responsibility for carrying out its provisions are vested in the Administrative Committee. The Administrative Committee shall have all the administrative powers granted under the provisions of the Pension Plan to the committee appointed to administer the Pension Plan and those provisions shall hereby be incorporated by reference. Any interpretation of the Plan by the Administrative Committee or any administrative act by the Administrative Committee shall be final and binding on all Participants and Beneficiaries. The expenses of the Administrative Committee attributable to the administration of the Plan shall be paid directly by the Employer.

4.02     FUNDING

         (a) Nothing contained in this Plan shall require the Employer to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, former Participant or Beneficiary. Neither a Participant, former Participant or Beneficiary or their heirs or personal representatives shall have any right, title or interest in or to any of the funds of the Employer on account of this Plan.

         (b) All Supplemental Pension Benefits payable in accordance with this Plan, as well as any administrative costs relating to the Plan, shall constitute a general unsecured obligation of the Employer and shall be payable only from the general assets of the Employer unless the provisions of Section 4.02(c) below are applicable.

         (c) The Employer may, for administrative reasons, establish a grantor trust or similar arrangement for the benefit of Plan Participants and their Beneficiaries. The assets of said trust or arrangement will be held separate and apart from other funds of the Employer and shall be used exclusively for the purposes set forth in the Plan and the applicable documents establishing the trust or similar arrangement, subject to the following conditions:

                  (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

                  (ii) the Employer shall be treated as the "grantor" of said trust for purposes of Sections 671 and 677 of the Internal Revenue Code; and

                  (iii) the documents establishing the trust or similar arrangement shall provide that the assets held under the trust or similar arrangement may be used to satisfy claims of the Employer's general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

4.03     NO CONTRACT OF EMPLOYMENT

         The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Employer to modify a Participant's compensation or to discharge any Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

4.04     WITHHOLDING TAXES

         The Employer shall have the right to deduct any required federal, state and local withholding taxes from each payment to be made under the Plan.

4.05     NONALIENATION

         Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

4.06     PAYMENT TO MINORS, OTHERS

         If the Administrative Committee finds that a Participant or other person entitled to a benefit under the Plan is unable to care for his affairs because of illness or accident or because he is a minor, the Administrative Committee may direct that any benefit due him be paid to his spouse, a child, a parent or other blood relative or a person with whom he resides, unless a claim has been made for the benefit by a duly appointed legal representative. Any payment made under the provisions of this Section shall be a complete discharge of the liabilities of the Plan for that benefit.

4.07     FURNISHING OF INFORMATION

         Prior to paying any benefit under this Plan, the Administrative Committee may require the Participant or Beneficiary to provide such information or material as the

         Administrative Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Administrative Committee may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

4.08     EFFECT ON OTHER PLANS

         Nothing in this Plan shall be deemed to affect the provisions of the Pension Plan, the Savings Plan or any other employee benefit plan as defined in Section 3(3) of ERISA, or any employment contract maintained by or entered into by the Employer.

4.09     INDEMNIFICATION

         Each member of the Administrative Committee shall be indemnified by the Employer against all costs and expenses (other than amounts paid in connection with a settlement not approved by the Employer) reasonably incurred by him in connection with any action or failure to act to which he may be a party by reason of his being a member of the Administrative Committee, except for actions or failures to act made in bad faith or which constitute gross negligence.

4.10     CLAIMS PROCEDURE

         The Administrative Committee shall provide adequate notice in writing to any Participant, former Participant or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Participant, former Participant or Beneficiary for a full and fair review by the Administrative Committee of its decision denying the claim. The Administrative Committee's decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.

4.11     CONSTRUCTION

         (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements of Sections 201, 301 and 401 of ERISA. All rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky to the extent such laws are not pre-empted by ERISA or other federal law.

         (b) The masculine pronoun shall mean the feminine wherever appropriate.

         (c) The titles and headings of the Articles and Sections of the Plan are for convenience only. In case of ambiguity or inconsistency, the text, rather than the titles or headings, shall control.

4.12     CHANGE IN CONTROL

         Notwithstanding any other provision of the Plan, in the event of a Change in Control, as defined below, Employer, and any successor thereto, shall be required to: (i) establish or maintain a trust as described in Section 4.02; and (ii) make an irrevocable contribution to such trust in an amount sufficient to pay each Participant and Beneficiary the benefit accrued hereunder. A Change in Control shall be the occurrence of any of the following:

         (a) any person or other entity (other than any of BICCGeneral's subsidiaries or any employee benefit plan sponsored by BICCGeneral or any of its subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of BICCGeneral normally entitled to vote for the election of directors of the BICC General (the "Voting Stock");

         (b) the stockholders of BICCGeneral approve the sale of all or substantially all of the property or assets of BICCGeneral and such sale occurs;

         (c) the stockholders of BICCGeneral approve a consolidation or merger of BICCGeneral with another corporation (other than with any of BICCGeneral's subsidiaries), the consummation of which would result in the shareholders of BICCGeneral immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

         (d) a change in BICCGeneral's Board of Directors occurs with the result that the members of the Board on the Effective Date (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of BICCGeneral) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

                       ARTICLE V AMENDMENT OR TERMINATION

The Chief Executive Officer may modify or amend the Plan at any time, provided, however, that any material modification shall be subject to Compensation Committee approval. The Board of Directors may suspend or terminate this Plan for any reason at any time. No modification, amendment, suspension or termination of the Plan shall adversely affect the right of any Participant or his Beneficiary to receive the benefits granted under the Plan by the Employer in respect of such Participant as of the date of modification, amendment, suspension or termination unless the Participant or his Beneficiary, as the case may be, agrees in writing to such modification, amendment, suspension or termination.

IN WITNESS WHEREOF, the proper officer of General Cable Corporation has executed this instrument this 20th day of December, 1999.

                                       GENERAL CABLE CORPORATION t/a BICCGENERAL

                                       By: /s/CHRISTOPHER F. VIRGULAK


Attest: